EXHIBIT 10.14

                                      NOTE


$1,000,000.00                                                   January 21, 2000
                                                         Lancaster, Pennsylvania


     FOR VALUE RECEIVED, MEDICAL TECHNOLOGY & INNOVATIONS, INC., a Florida corporation ("Maker"), hereby promises to pay to the order of INTERNATIONAL INVESTMENT PARTNERS, LTD., a Delaware corporation ("Lender"), the principal sum of ONE MILLION and No/100 Dollars ($1,000,000.00), together with interest thereon, as follows:

     1. Definitions. Capitalized terms used herein which are not defined herein shall have the meanings assigned to them in the Loan Agreement or in the other Loan Documents.

     2. Interest Rates and Payments.

          (a) Loan Rate. Subject to the alternatives for payment of interest set forth below, the interest rate for the Loan ("Loan Rate") shall be a fixed rate of twelve percent (12%) per annum.

          (b) Loan Payments. During the first eighteen (18) months of the Loan the Maker will pay only interest monthly, commencing on the first day of the month following receipt of such $1,000,000.00 and execution of this Note, and continuing on the first day of the month for eighteen (18) months thereafter (the "Interest Payment Date"). During the remaining forty-two
     (42) months of the loan, the Maker will pay principal, amortized over twenty years, and interest monthly, commencing on the first day of the nineteenth month and continuing on the first day of the month for forty-two months thereafter. The loan shall amortize over twenty (20) years. The remaining balance, which shall be in the form of a balloon payment, of principal and accrued interest shall be due and paid in full at the end of sixty (60) months from the date of the Note. All payments shall be applied first to expenses, then interest and then to principal. All payments will be made promptly to the Lender at its address specified in this Note, or at such other address as it may designate in writing.

          (c) Payment of Interest, Alternatives. Notwithstanding anything contained herein to the contrary, the Maker may satisfy its obligation to pay interest due on any Interest Payment Date (except the maturity date of the Loan) as follows:


               (i) By payment in cash on each Interest Payment Date (and at Maturity);


               (ii) Upon written notice to the Lender, which notice shall be given not less than five (5) business days prior to the Interest Payment Date and approval by the Lender, by adding an amount equal to twice the amount of the interest due on the Interest Payment Date to the outstanding principal of the Loan;

          (d) Default Rate. Upon the occurrence of an Event of Default under any of the Loan Documents, the Maker agrees to pay to the Lender, without notice or demand, interest on the unpaid amounts due hereunder at the rate of eighteen percent (18%) per annum (the "Default Rate"), whether or not the Lender elects to accelerate the unpaid principal balance as a result of such Event of Default. If judgment is entered against the Maker on this Note, then the amount of the judgment entered (which may include principal, interest, fees, charges and costs) shall bear interest at the Default Rate. If this Note is referred to an attorney for collection, whether or not judgment has been confessed or suit has been filed, the Maker shall pay all of the Lender's reasonable costs, fees (including, but not limited to, reasonable attorneys' fees) and expenses resulting from such referral;

          (e) Calculations. Interest accruing on the outstanding principal balance hereunder shall be computed on the basis of the actual number of days elapsed in a year of 360 days;

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          (f) Maturity Date.  Notwithstanding anything to the contrary contained in this Note or elsewhere in the Loan Documents, unless extended by an agreement executed by Maker and Lender, this Note shall mature on January 21, 2005 (the "Maturity Date") without further notice. On the Maturity Date the entire unpaid principal balance hereof, together with accrued interest thereon, and all other sums due and owing under the Loan Documents, shall become due and payable in full.

          (g) Prepayments. Maker shall have the right at its option to prepay this Note in whole at any time or in part from time to time without premium or penalty, provided that the Maker shall pay accrued interest on the prepaid principal amount to the date of prepayment. Any prepayment of principal shall be applied first to interest and then to principal in inverse order of maturity.

          (h) Alternative for Repayment of the Loan. At any time, at the option of the Lender, the outstanding principal plus accrued and unpaid interest and expenses due may be paid in an amount of common stock of the Borrower at the rate of one share for every four cents owed to the Lender (the "Conversion Rate"). The Conversion Rate had been determined at the time of negotiations, based upon the previous sixty day average closing price per share of the Borrower's common stock as quoted on the Over-The-Counter Bulletin Board (OTC: BB). The Conversion Rate will be adjusted for all stock splits subsequent to the Loan Agreement.

     3. Payments. All payments (including prepayments) to be made in respect of principal, interest or other amounts due from Maker hereunder or under any other Loan Document shall be payable on the day when due. Such payments shall be made to Lender at its office at 80 Abbeyville Road, Lancaster, Pennsylvania 17603, in funds immediately available at such office without set-off, counterclaim or other deduction of any nature. Whenever any payment to be made under this Note or any other Loan Document shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next following Business Day and such extension of time shall be included in computing interest, if any, in connection with such payment. To the extent permitted by law, after there shall have become due (by acceleration or otherwise) interest or any other amounts due from Maker hereunder or under any other Loan Document, such amounts shall bear interest for each day until paid (before and after judgment), payable on demand, at the Default Rate.

     4. Late Charge. Any payment of principal or interest that is delinquent by more than ten (10) days shall draw interest at the rate of eighteen percent (18%) per annum from the date due; This charge shall be in addition to, and not in lieu of, any other remedy Lender may have and is in addition to any reasonable fees and charges of any agents or attorneys which Lender is entitled to employ on any default hereunder, whether authorized herein, or by law.

     5. Default. The occurrence of an Event of Default under any other Loan Document, or the Maker's failure to pay any sum due hereunder or to otherwise comply with any term hereof after any such grace periods or notices required in the Loan Agreement or Security Agreement shall constitute an Event of Default hereunder. If an Event of Default shall occur under the Security Agreement, Lender may accelerate the indebtedness evidenced hereby in accordance with the provisions of the Loan Agreement and Security Agreement and may exercise the other rights and remedies provided it in the Security Agreement, the Loan Agreement and the other Loan Documents.

     6. Miscellaneous. This Note evidences the Loan and all other amounts payable by Maker hereunder or under any other Loan Document. This Note is the "Note" referred to in, and is entitled to the benefits of, the Loan Agreement and the Security Agreement, which among other things provide for the acceleration of the maturity hereof upon the occurrence of certain events and for prepayments in certain circumstances and upon certain terms and conditions. This Note is secured by and is entitled to the benefits of the Security Agreement and the other Loan Documents.

     The unpaid principal amount of this Note, the unpaid interest accrued hereon, the interest rate or rates applicable to such unpaid principal amount and the duration of such applicability shall at all times be ascertained from the records of Lender, which shall be conclusive absent manifest error.

     Except as may be expressly provided to the contrary in the Loan Documents, Maker hereby expressly waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, the Loan Agreement, the Security Agreement and the other Loan Documents, and an action for amounts due hereunder or thereunder shall immediately accrue.

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     All  notices,  requests,   demands,  directions  and  other  communications
(collectively, "notices") under the provisions hereof shall be in writing unless otherwise expressly permitted hereunder, shall be sent as provided in the Security Agreement and shall be effective when received. Lender may rely on any notice purportedly made by or on behalf of Maker, and shall have no duty to verify the identity or authority of the person giving such notice.

     If this Note is placed in the hands of an attorney at law for collection by reason of default on the part of Maker, Maker hereby agrees to pay to Lender in addition to the sums stated above, the reasonable costs of collection, including a reasonable sum as attorneys' fees.

     This Note may not be amended, modified or supplemented orally.

     If any term or provision of this Note or the application thereof to any Person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Note, or the application of such term or provision to Persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Note shall be valid and enforceable to the fullest extent permitted by law.

     This Note shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania.

     This obligation shall bind Maker and its successors and assigns, and the benefits hereof shall inure to Lender and its successors and assigns.

     Time is of the essence with respect to matters of performance required of Maker under this Note.

     THE MAKER HEREBY KNOWINGLY WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY ACTION BROUGHT BY OR AGAINST THE MAKER ON, MENTIONING, RELATED TO OR CONNECTED WITH THIS NOTE, THE LOAN AGREEMENT OR THE LOAN DOCUMENTS.

     IN WITNESS WHEREOF, Maker has duly executed and delivered this Note as of the date first above written.


ATTEST:                                   MEDICAL TECHNOLOGY & INNOVATIONS, INC.



By /s/ Annalisa B.  Pegg                 By /s/ Joseph R.  DelVecchio
------------------------                 ---------------------------------------
Name:      Annalisa B.  Pegg              Name: Joseph R.  DelVecchio
Title:     Office Manager                 Title: Ex V.P. / COO


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